SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 14, 2000

                                  Piranha, Inc.
             (Exact name of registrant as specified in its charter)


Delaware                             0-20190                          36-3859518
(State or other jurisdiction       (Commission                     (IRS Employer
of incorporation)                  File Number)              Identification No.)

            33 N. LaSalle Street, 33rd Floor, Chicago, Illinois 60602
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 312-664-7852

                                       N/A

           (Former name or former address, if changed since last report.)


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                    Information To Be Included in the Report
Item 5. Other Events.

         On June 14, 2000 Roe VanFossen resigned from the Board effective June 17, 2000 due to health concerns. He remains affiliated with the Company in an advisory capacity. His resignation was regretfully accepted by the Company.

                                                              Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Piranha, Inc.
                                              (Registrant)

                                        By: /s/ Edward W. Sample
                                             Edward W. Sample, CEO

                                        By: /s/ Richard S. Berger
                                            Richard S. Berger, Secretary and CFO
Date: June 26, 2000